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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TOOTSIE ROLL INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

         March 24, 2006

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of your Company to be held on Monday, May 1, 2006, at 9:00 A.M., Eastern Daylight Savings Time, in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

        At the meeting, you will be asked to consider and vote upon the election of five directors, a proposal to approve the Tootsie Roll Industries, Inc. Management Incentive Plan and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the 2006 fiscal year.

        The formal Notice of the Annual Meeting of Shareholders and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

Sincerely,

Melvin J. Gordon	Ellen R. Gordon
Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2006

To the Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of TOOTSIE ROLL INDUSTRIES, INC. will be held in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia, on Monday, May 1, 2006, at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:

  1.
  To elect the full board of five directors;

  2.
  To consider and vote upon a proposal to approve the Tootsie Roll Industries, Inc Management Incentive Plan;

  3.
  To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only shareholders of record at the close of business on March 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The relative voting rights of the Company's Common Stock and Class B Common Stock in respect of the Annual Meeting and the matters to be acted upon at such meeting are described in the accompanying Proxy Statement.

        Your attention is directed to the accompanying Proxy, Proxy Statement and 2005 Annual Report of Tootsie Roll Industries, Inc.

                      By Order of the Board of Directors
                      G. Howard Ember Jr.,                       Assistant Secretary

Chicago, Illinois
March 24, 2006

NOTE:    Please mark, date and sign the enclosed Proxy and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting in person. You may revoke your Proxy at any time before it is voted.

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, Illinois 60629

PROXY STATEMENT
Annual Meeting of Shareholders—May 1, 2006

SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tootsie Roll Industries, Inc. of the accompanying proxy for the Annual Meeting of Shareholders of the Company to be held on Monday, May 1, 2006, and at any adjournments thereof. The purpose of the meeting is for the shareholders of the Company to: (1) elect five directors to terms of office expiring at the 2007 Annual Meeting of Shareholders; (2) consider and vote upon a proposal to approve the Tootsie Roll Industries, Inc. Management Incentive Plan; (3) consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and (4) transact such other business as may properly come before the meeting and any adjournments thereof.

        Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees, for the proposal to approve the Tootsie Roll Industries, Inc. Management Incentive Plan and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting it is intended that the persons named in the accompanying proxy will vote thereon at their discretion. Any shareholder may revoke his or her proxy by giving written notice of revocation to the Assistant Secretary of the Company at any time before it is voted, by executing a later-dated proxy which is voted at the meeting or by attending the meeting and voting his or her shares in person.

        The Board of Directors has fixed the close of business on March 10, 2006 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders to be held on May 1, 2006, and at any adjournments thereof. As of the close of business on March 10, 2006, there were outstanding and entitled to vote 35,050,241 shares of Common Stock and 17,989,290 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and therefore the Common Stock will be entitled to a total of 35,050,241 votes and the Class B Common Stock will be entitled to a total of 179,892,900 votes. The Common Stock and the Class B Common Stock will vote together as a single class with respect to the election of directors, the approval of the Tootsie Roll Industries, Inc. Management Incentive Plan and all other matters submitted to the Company's shareholders at the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 24, 2006.

        The entire cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not receive special compensation for such services. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common Stock and Class B Common Stock.

VOTING INFORMATION

        A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. A shareholder may, with respect to each other proposal to be considered and voted upon at the meeting (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees, for the proposal to approve the Tootsie Roll Industries, Inc. Management Incentive Plan and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be counted in connection with the vote on such matter, although such votes may be counted in connection with the vote on other matters and will count for purposes of determining the presence of a quorum.

        The affirmative vote of a plurality of the votes present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, assuming a quorum is present, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director(s) and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the meeting, in order to approve the Tootsie Roll Industries, Inc. Management Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the number of votes cast favoring the action must exceed the number of votes cast opposing the action. Accordingly, non-votes and abstentions with respect to such matter will not affect the determination of whether such matter is approved.

PROPOSAL 1

ELECTION OF DIRECTORS

        It is the intention of the persons named in the accompanying proxy to vote for the election of each of the five persons named in the table below as a director of the Company to serve until the 2007 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of such nominees are now directors of the Company, having been previously elected as directors by the shareholders of the Company or appointed by the Board of Directors. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors. The information concerning the nominees and their shareholdings has been furnished by them to the Company.

        The following table sets forth information with respect to the five nominees for election as directors:

Name, Age and Other Positions, if any, with Company	Period Served As Director and Business Experience During Past 5 Years
Melvin J. Gordon, 86, Chairman of the Board and Chief Executive Officer(1)(2)	Director since 1952; Chairman of the Board since 1962; Director and President of HDI Investment Corp., a family investment company.
Ellen R. Gordon, 74, President and Chief Operating Officer(1)(2)	Director since 1969; President since 1978; Director and Vice-President of HDI Investment Corp., a family investment company.
Barre A. Seibert, 64(3)(4)	First Vice-President of Washington Mutual Bank since December 2003; Vice-President from August 2001 to December 2003; Chief Financial Officer of TransAlliance LP from 1995 to 2001.
Lana Jane Lewis-Brent, 59(3)(4)	Director since 1988; President of Paul Brent Designer, Inc. since 1992; former President of Sunshine-Jr. Stores, Inc.
Richard P. Bergeman, 68(3)(4)	Director since December, 2001; retired; Senior Vice-President of Unilever Bestfoods through February 2001; Senior Vice-President of Bestfoods through October 2000.

(1)
Member of the Executive Committee. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, other than certain actions which under the laws of the Commonwealth of Virginia must be approved by the Board of Directors.

(2)
Melvin J. Gordon and Ellen R. Gordon are husband and wife.

(3)
Member of the Audit Committee.

(4)
Member of the Compensation Committee.

        Director Independence and Corporate Governance.    The Company has determined that non-management directors are independent under the New York Stock Exchange ("NYSE") listing standards because they have no relationship to the Company other than through their service on the Board of Directors. Shareholders and other interested parties who wish to communicate with the non-management members of the Board of Directors may do so by writing to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Audit Committee Chairman, c/o Corporate Secretary. The Company's Corporate Governance Guidelines, which are posted on the Company's website at www.tootsie.com and are available in print to any shareholder who requests a copy, provide that the Chair of the Audit Committee shall preside over executive sessions of the non-management directors. The

Company has also adopted a Code of Business Conduct and Ethics, which applies to all of the Company's directors and employees, and which meets the SEC's criteria for a "code of ethics." The Code of Business Conduct and Ethics is posted on the Company's website and is available in print to any shareholder who requests a copy.

        Audit Committee.    The Audit Committee operates under a written charter approved by the full Board, a copy of which is posted on the Company's website and is available in print to any shareholder who requests a copy. The Audit Committee held seven meetings during 2005. The Audit Committee is composed of three directors who qualify as "independent" under the NYSE listing standards. The Board of Directors has determined that no member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by rules of the Securities and Exchange Commission ("SEC") and the Company does not believe that given the capabilities of the members of the Audit Committee it has been necessary to have or recruit a member who would qualify as an audit committee financial expert as defined by the SEC.

        Compensation Committee.    The Compensation Committee's function is limited to the administration of the Tootsie Roll Industries, Inc. 2001 Bonus Incentive Plan and in this capacity makes awards under such plan. The Compensation Committee will administer the Management Incentive Plan, which will succeed the 2001 Bonus Incentive Plan if it is approved by shareholders at the 2006 Annual Meeting. The Compensation Committee held one meeting during 2005. The Compensation Committee is composed of three directors who qualify as "independent" under the NYSE listing standards. As a "controlled company" under the NYSE listing standards (see "Controlled Company Status" below), the Company chooses to avail itself of an exemption afforded under the NYSE listing rules with regard to a compensation committee. Accordingly, the Compensation Committee does not maintain a written charter and does not have responsibility for making all compensation decisions with regard to the Chief Executive Officer or making recommendations regarding the other executive officers to the Board. Instead, except for the limited function of the Compensation Committee noted above, the entire Board of Directors is responsible for determining the compensation structure and amounts for the executive officers of the Company, including the Chief Executive Officer, except that Mr. and Mrs. Gordon recuse themselves from votes regarding their own compensation, or in circumstances where their participation, as an executive officer of the Company, would affect compliance with the securities law or Section 162(m) of the Code.

        Director Nominations.    The Company does not have a nominating or corporate governance committee. As a "controlled company" under NYSE listing standards, the Company chooses to avail itself of the exemption afforded to have the entire Board of Directors discuss and determine the Company's nominees for election to the Board and oversee the Company's corporate governance. The Company does not believe that given the current size and composition of its Board that it needs to have a separately-designated nominating committee to perform this function. The Board will consider director candidates recommended by shareholders, but the Board does not otherwise have a policy with regard to the consideration of director candidates recommended by shareholders, nor has it established any specific minimum qualifications that it believes must be met by a nominee for director, whether recommended by it or by a shareholder, or any specific qualities or skills that it believes are necessary for one or more of its directors to possess, as it believes that it can adequately consider the suitability and qualifications of any such candidates on a case by case basis. The Board does not currently have a policy for identifying or evaluating nominees for director, including nominees recommended by shareholders. If a candidate for nomination is recommended by a shareholder the Board would evaluate that candidate in the same manner as all other candidates to be nominees for director. Any shareholder wishing to submit such a recommendation should do so in writing addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President. See "Shareholder Proposals For 2007 Annual Meeting" below in this proxy statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2007 annual meeting.

        Controlled Company Status.    The Company is a "controlled company" under the NYSE listing standards since the Gordon family collectively holds more 50% of the total voting power of the outstanding capital stock of the Company as of the Record Date.

        Board Meetings and Compensation.    The Board of Directors held four meetings during 2005. Mr. and Mrs. Gordon do not receive fees for their service on the Board of Directors or committees. Non-management directors receive an annual fee of $43,000, $1,250 per meeting attended, a $5,000 annual retainer for serving on the Audit Committee and $1,250 for attending each meeting of the Compensation Committee. The Chairman of the Audit Committee receives an additional annual fee of $5,500. During 2005, all of the directors attended at least 75 percent of the meetings of the Board of Directors and the Committees of which they were members. Mr. and Mrs. Gordon attended the Company's 2005 Annual Meeting of Shareholders.

        The Board of Directors recommends a vote FOR the election of all named director nominees.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 10, 2006, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of such Common Stock or Class B Common Stock. The information has been furnished to the Company by such persons or derived from filings with the SEC.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct	Indirect
Melvin J. Gordon	Common Class B	1,244,784 1,244,784	— —	3.6 6.9	% %
Ellen R. Gordon	Common Class B	7,722,658 8,289,730	97,512(2) 37,811(2)	22.3 46.3	% %
Melvin J. Gordon and Ellen R. Gordon, jointly as fiduciaries	Common Class B	— —	5,225,791(3) 4,835,379(3)	14.9 26.9	% %
Leigh R. Weiner	Common Class B	1,245,520 2,110,104	287,325(4) 458,825(4)	4.4 14.3	% %

  The address of Mr. and Mrs. Gordon is c/o Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629. The address of Mr. Weiner is c/o Becker Ross, LLP, 317 Madison Ave., New York, New York 10017-5372.

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.

(2)
Includes 37,811 shares of each of Common Stock and Class B Common Stock held as co-trustee of the Company's pension plan, and 59,701 shares of Common Stock held as co-trustee of the Company Stock Trust.

(3)
Includes 4,475,984 shares each of Common Stock and Class B Common Stock held by Mr. and Mrs. Gordon as fiduciaries for their children and 749,807 shares of Common Stock and 359,395 shares of Class B Common Stock owned by a charitable foundation in which members of the Gordon family are interested.

(4)
Includes 71,109 shares of Common Stock and 44,816 shares of Class B Common Stock held by Mr. Weiner's wife (of which he disclaims beneficial ownership), 192,128 shares of Common Stock and 136,414 shares of Class B Common Stock held by Mr. Weiner or by his wife as custodian for their children and 24,088 shares of Common Stock and 277,595 shares of Class B Common Stock held by a charitable foundation in which Mr. Weiner and members of his family are interested.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT

        The following table sets forth, as of March 10, 2006, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each nominee for director, by each executive officer who is named in the summary compensation table included in this proxy statement, and by all directors and executive officers of the Company as a group.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct		Indirect
Melvin J. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Ellen R. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Barre A. Seibert	Common Class B	2,535 —		1,000 —		(3) (3)
Richard P. Bergeman	Common Class B	1,156 —		— —		(3) (3)
Lana Jane Lewis-Brent	Common Class B	4,919 —		16,516 —		(3) (3)
John W. Newlin, Jr.	Common Class B	11,519 12,883		1,420 1,420		(3) (3)
Thomas E. Corr	Common Class B	— —		— —		(3) (3)
G. Howard Ember, Jr.	Common Class B	1,364 —		14,040 —		(3) (3)
All directors and executive officers as a group (10 persons)	Common Class B	8,988,935 9,547,397		5,356,279 4,874,610		40.9 80.2	% %

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.

(2)
See the table under the caption "Ownership of Common Stock and Class B Common Stock by Certain Beneficial Owners" above for shareholdings of Mr. and Mrs. Gordon.

(3)
Less than 1% of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock or Class B Common Stock to file reports of ownership and changes in ownership with the SEC and NYSE. Such persons are also required to furnish the Company with copies of all such reports.

        Based solely on its review of the copies of such reports received by the Company, and written representations from certain reporting persons, the Company is pleased to note that its directors, executive officers and greater than ten percent shareholders filed all required reports during or with respect to fiscal year 2005 on a timely basis, except for Barre Seibert who filed a Form 4 with respect to 500 shares nine days late.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following summary compensation table sets forth the compensation for the last three calendar years of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of 2005.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
					Awards		Payouts
Annual Compensation
Securities Underlying Options SARs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(4)	Restricted Stock Awards		LTIP Payouts	All Other Compensation (1)(2)(3)
Melvin J. Gordon Chairman and CEO	2005 2004 2003	$999,000 999,000 999,000	$1,831,000 1,666,000 1,577,000	$405,700 402,255 340,630	$0 0 0	0 0 0	$0 0 0	$1,154,786 1,158,968 1,354,374
Ellen R. Gordon President and Chief Operating Officer	2005 2004 2003	$999,000 999,000 999,000	$1,691,000 1,532,000 1,447,000	$405,700 402,255 340,630	$0 0 0	0 0 0	$0 0 0	$1,143,194 1,147,873 1,343,610
John W. Newlin, Jr. Vice President/ Manufacturing	2005 2004 2003	$923,000 871,000 822,000	$355,000 331,000 331,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$383,082 383,850 361,104
Thomas E. Corr Vice President/Marketing and Sales	2005 2004 2003	$866,000 817,000 771,000	$374,000 349,000 349,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$368,440 361,556 345,972
G. Howard Ember, Jr. Vice President/Finance	2005 2004 2003	$653,000 616,000 581,000	$265,000 246,000 246,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$272,541 268,672 254,688

(1)
"All Other Compensation" includes (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) annual awards to the Company's Career Achievement Plan ("CAP") in the form of deferred compensation with vesting and forfeiture provisions and (iii) benefits under the Company's split-dollar life insurance plan (see note 3 below).

(2)
For 2005, (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) CAP awards and (iii) split-dollar life insurance benefits were, respectively, as follows: $240,786, $0 and $914,000 for Mr. Gordon; $229,194, $0 and $914,000 for Mrs. Gordon; $171,234, $208,000 and $3,848 for John W.

  Newlin, Jr.; $166,166, $201,000 and $1,274 for Thomas E. Corr; and $121,554, $150,000 and $987 for G. Howard Ember, Jr.

(3)
In 1993, the Board of Directors approved a split-dollar life insurance program for Mr. Gordon and Mrs. Gordon that replaced benefits that were already earned under the Company's CAP and a previous split-dollar insurance program pursuant to which Mr. and Mrs. Gordon received awards during the years 1982 through 1992. In 1993, 1996 and 1997, the Board of Directors approved additional split-dollar life insurance arrangements for Mr. and Mrs. Gordon, a portion of which replaced benefits previously earned under deferred compensation and excess benefit plans. The Company is entitled to fully recover all premiums paid by it for the split-dollar life insurance upon termination of the respective arrangement or sooner upon death of the insured or otherwise under the terms of the arrangements.

(4)
Mr. and Mrs. Gordon use both commercial and Company aircraft to travel between corporate headquarters and other locations where they also maintain both executive offices and personal housing. Although the Company's Board of Directors has approved the use of commercial and Company aircraft and an apartment by Mr. and Mrs. Gordon associated with travel between these locations because it has determined that such expenditures benefit the Company, such benefits could be considered perquisites to Mr. and Mrs. Gordon under a recently issued SEC interpretation. Accordingly, the amounts in this column include the aggregate incremental costs to the Company of (i) approximately $311,800 for each of Mr. Gordon and Mrs. Gordon during 2005, $310,900 for each during 2004, and $256,600 for each during 2003 for commercial and Company aircraft associated with the travel by Mr. and Mrs. Gordon between locations, exclusive of other business travel made by on behalf of the Company, and (ii) $59,700 in 2005, $59,100 in 2004, and $52,400 in 2003 for each of Mr. and Mrs. Gordon for use of the apartment.

Change in Control Agreements

        The Company has entered into severance agreements (the "Agreements") with five executive officers, excluding Mr. and Mrs. Gordon but including the other executive officers named in the Summary Compensation Table. The Agreements generally provide that in the event the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" within two years after a "change in control" (as such terms are defined in the Agreements), the executive will receive a pro-rated bonus for the year of termination plus three times his annual base salary and three times the higher of his incentive bonus for the last fiscal year or his average incentive bonus over the prior three fiscal years. The executive would also be eligible for three years of coverage under the Company's health, life and disability benefit plans and for a "gross-up" payment as reimbursement of any federal excise (but not income) taxes payable. The executive would also become vested in, and be paid, any unvested accrued benefits under the Company's Pension, Profit Sharing and Excess Benefit Plans and the maximum award under the CAP Plan. In the event of such a termination, each executive has agreed to a noncompetition and nonsolicitation covenant applicable for one year following the termination of his employment. The Board of Directors believes that the foregoing arrangements are frequently part of executive compensation practices at major public corporations. Mr. and Mrs. Gordon have advised the Board of Directors that the Gordon family intends to maintain voting control of the Company and, therefore, the Board of Directors believes that it is unlikely that the Agreements would be utilized.

Report on Executive Compensation

        During 2005, the entire Board of Directors was responsible for determining the compensation structure and amounts for the executive officers of the Company, except that Mr. and Mrs. Gordon recuse themselves from votes regarding their own compensation, or in circumstances where their participation, as an executive officer of the Company, would affect compliance with the securities law or Section 162(m) of the Code. The Compensation Committee of the Board of Directors (the "Compensation Committee") was responsible for administering and determining the bonus amounts under the Tootsie Roll Industries, Inc. 2001 Bonus Incentive Plan. This report describes the policies and rationale for the Board and the Compensation Committee in establishing the principal components of compensation for the executive officers during 2005.

Executive Compensation Policy

        The Company's compensation program is designed to encourage and reward both individual effort and teamwork leading to improvement in the Company's financial performance and attainment of the Company's principal long-term objective of profitably building the Company's well-known brands.

        The Company's executive officer compensation program is balanced between short-term and long-term compensation and incentives. The Board of Directors believes that too much emphasis on incentive compensation can lead to behaviors that are not necessarily in the long-term best interests of shareholders. Therefore, the compensation program has been designed intentionally to avoid a mix of pay elements that places too much weight on the role of incentive pay. As a result, the Company's compensation program carries a heavier weighting on salary than is typical in the competitive marketplace. However, when comparing the Company's executive compensation program as a whole to that of its direct competitors for executive talent, the primary focus should be on total compensation. The Board of Directors believes that this program will lead to increased shareholder value on a long-term basis.

        The program is comprised of base salary, annual cash incentive bonuses, annual awards under the Company's Career Achievement Plan ("CAP"), continued split-dollar life insurance coverage, and pension, profit-sharing and excess benefit plans generally available to employees of the Company.

Base Salary

        The Board of Directors annually reviews each executive officer's salary. The Board considers the following with respect to the determination of an individual executive officer's base salary:

  •
  Performance and contribution to the Company, including length of service in the position;

  •
  Comparative compensation levels of other companies, including periodic compensation studies performed by independent compensation and benefit consultants;

  •
  Overall competitive environment for executives and the level of compensation considered necessary to attract and retain executive talent;

  •
  Historical compensation and performance levels for the Company; and

  •
  A desire to adhere to Internal Revenue Code Section 162(m) regulations on deductible compensation, thus maximizing the Company's ability to receive federal income tax deductions.

        Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization, revenue size and industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies. The Board of Directors believes that the Company's primary competitors for executive talent are companies with a similar market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.

Annual Incentives and Other Awards

        Effective January 1, 1997, the Compensation Committee established the Tootsie Roll Industries, Inc. Bonus Incentive Plan. In 2001, the shareholders approved the 2001 Bonus Incentive Plan to replace the previous Bonus Incentive Plan for 2001 and future years. The 2001 Bonus Incentive Plan was adopted to comply with tax deduction rules applicable to performance based compensation under Section 162(m). Under the Plan, certain key employees (including employees who are also directors) designated by the Compensation Committee may receive annual incentive compensation determined by pre-established objective performance goals. This year, all executive officers named in the summary compensation table included in this proxy statement were eligible for the 2001 Bonus Incentive Plan. Performance goals were based on certain measures, objectives and financial criteria discussed below.

        The Company provides executive officers, in its sole discretion, annual incentive awards, CAP awards (except for Mr. and Mrs. Gordon) and split-dollar life insurance in order to recognize and reward their contribution to the Company's overall performance in terms of both financial results and attainment of individual and Company goals.

        The annual cash incentive bonus is designed to reward executives, as well as other management personnel, for their contributions to the Company's financial performance during the recently completed year.

        The annual CAP award and split-dollar life insurance programs are principally designed to provide an incentive to executive officers to achieve both short-term and long-term financial and other goals, including strategic objectives. These programs are also designed to provide an incentive for the executive to remain with the Company on a long-term basis. These awards are determined by the Board of Directors based on the performance of the Company and the executive's contribution to the growth and success of the Company.

        The Board of Directors considers both achievement of strategic objectives and financial performance measures in determining compensation levels. The following measures of Company performance were considered in the determination of 2005 bonuses and awards:

  •
  Consolidated pre-tax income;

  •
  Return on average assets, and

  •
  Return on average equity;

        In exercising its discretion whether to reduce payments under the formula, the Board of Directors considered the following measures:

  •
  Earnings per share;

  •
  Increase in sales of core brands and total sales;

  •
  Net earnings as a percentage of sales;

  •
  Performance in accomplishing successful acquisitions;

  •
  Compliance with the requirements of the Sarbanes-Oxley Act including the assessment of internal controls, and

  •
  Other strategic objectives that may be determined from time to time.

        The awards for 2005 recognize the Company's achievement of the Company's highest year of profitability as measured by earnings per share, highest level of sales, and the high level of achievement on other measures of financial performance in 2005.

Rationale of CEO Compensation

        The Board of Directors established the compensation of Melvin J. Gordon, Chairman of the Board of Directors and Chief Executive Officer, using the same criteria that were used to determine the other executive officers' compensation as discussed above. In addition, the Board considered Mr. Gordon's leadership of the Company in achieving the Company's strategic and long-term objectives. Mr. Gordon did not receive any salary increase during 2005. Instead, the Compensation Committee increased the amount of pay at risk through his bonus opportunity. A substantial portion of Mr. Gordon's compensation is at risk. As discussed above, the Compensation Committee determined pre-established objective performance goals to determine Mr. Gordon's bonus. It is the Board's opinion that Mr. Gordon's compensation package was based on an appropriate assessment of the Company's performance, his individual performance and competitive standards.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain executives, unless certain exemptions apply. One of the exemptions is performance-based compensation. The 2001 Bonus Incentive Plan, which was approved by the stockholders, is designed to qualify for this exemption. The Compensation Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining flexibility to approve, when appropriate, compensation arrangements that it deems to be in the best interest of the Company and its shareholders, but which may not always qualify for full tax deductibility.

        In order to allow cash bonus payments to continue to be fully deductible as performance based compensation under Section 162(m), the Company is seeking stockholder approval of the Tootsie Roll Industries, Inc. Management Incentive Plan (which has been authorized by the Company's Board of Directors, subject to such stockholder approval) at the Company's Annual Meeting to be held on May 1, 2006, as described in more detail under Proposal No. 2 to this proxy statement.

        The foregoing report has been approved by the entire Board of Directors, the members of which are:

Melvin J. Gordon
Ellen R. Gordon
Barre A. Seibert
Lana Jane Lewis-Brent
Richard P. Bergeman

Compensation Committee Interlocks and Insider Participation

        As indicated above under "Report on Executive Compensation," during 2005 the Board of Directors of the Company was responsible for determining the compensation of the executive officers of the Company. Mr. Gordon is the Chairman of the Board and Chief Executive Officer of the Company and Mrs. Gordon is President and Chief Operating Officer of the Company.

Certain Relationships And Related Transactions

        The Company directs the majority of its charitable giving through a foundation in which Mr. and Mrs. Gordon are the sole directors. The foundation supports a number of medical research, educational and other charitable organizations principally located in cities where the Company has operations, as well as a matching gifts program for employees of the Company. The Company believes, due to the well-known and long-standing affiliation of Mr. and Mrs. Gordon with the Company, that any private or public recognition of them, which donee institutions sometimes give, provides a benefit to the Company. In 2005 the Board of Directors approved a donation of $900,000 to the foundation, which is generally consistent with amounts given in prior years.

Performance Graph

        The following performance graphs compare the Company's cumulative total shareholder return on the Company's Common Stock for a ten-year period (December 31, 1995 to December 31, 2005) and a five-year period (December 31, 2000 to December 31, 2005 with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industry Food Index ("Peer Group," which includes the Company).

TEN-YEAR CUMULATIVE TOTAL RETURN*

FIVE-YEAR CUMULATIVE TOTAL RETURN

*
Assumes (i) $100 invested on December 31 of the first year of the chart in each of the Company's Common Stock, S&P 500 and the Dow Jones Industry Food Index and (ii) the reinvestment of dividends.

PROPOSAL 2
APPROVAL OF THE TOOTSIE ROLL INDUSTRIES, INC.
MANAGEMENT INCENTIVE PLAN

        At the 2006 Annual Meeting, the Company's shareholders will be asked to approve the Tootsie Roll Industries, Inc. Management Incentive Plan (the "Plan"). The Plan provides officers and certain key employees of the Company with cash incentives contingent upon obtaining a pre-established performance goal as defined below. Effective as of January 1, 2006, the Board of Directors authorized the Plan and recommended it for shareholder approval. If approved by the shareholders, the Plan will replace the Bonus Incentive Plan approved by the shareholders in 2001. No additional disclosure or approval of the performance goal will be required unless the Compensation Committee (the "Committee") changes the material terms of the performance goal.

        Shareholder approval of the Plan is being sought to qualify awards granted under the Plan as performance based compensation that is exempt from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If a quorum is present at the meeting, in order for shareholders to approve the Plan, the number of votes cast favoring the action must exceed the number of votes cast opposing the action.

        Future amounts, if any, payable under the Plan for 2006 and future years are dependent on performance and are therefore not determinable at this time. Awards under the predecessor Bonus Incentive Plan during fiscal 2005 to the Company's Chief Executive Officer and four other most highly compensated executive officers of the Company are reported in the Summary Compensation Table appearing above.

        The following is a summary of the proposed features of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is annexed hereto as Appendix A.

Material Features of the Plan

        Purpose.    The purpose of the Plan is to advance the interests of the Company and its shareholders by providing performance-based incentives to officers and certain key employees of the Company.

        Eligible Participants.    All officers and key employees of the Company and its subsidiaries and affiliates, a group of approximately 5 persons, are eligible to receive awards under the Plan. Within 90 days of the start of a performance period, the Committee will determine which employees will be eligible to receive awards, but it is anticipated that award recipients will be employees holding positions that most significantly affect operating results and provide the greatest opportunity to contribute to current earnings and the future success of the Company.

        Award Types.    Awards under the Plan will be paid in a lump sum or installments in cash as determined by the Committee no later than the 15th day of the third month following the end of the applicable performance period, unless subject to deferral under a deferred compensation arrangement with the Company.

        Performance Goals; Limits on Awards.    If the Company has net earnings (as defined below) of greater than thirty-five million dollars during the applicable performance period, each participant in the Plan shall be deemed to have earned an award equal to $3,500,000, or such lesser amount, including zero, as the Committee determines in its discretion. The Committee may not increase the amount of any award or waive the achievement of the performance goal, except that the Committee may provide for certain events, including but not limited to death, disability or a change in control (as defined herein). The Committee may, in its sole discretion, retroactively adjust an award in the event of a restatement of the Company's financial results.

        A participant must be employed by the Company or an affiliate of the Company on the first business day following the end of the performance period to receive an award under the Plan, except that the Committee may waive this vesting requirement for a participant who terminates employment prior to the end of the Performance Period due to the participant's death, disability or retirement. Amounts, if any, payable under the Plan with respect to the performance period in which a change in control occurs, as determined in the Committee's sole discretion, shall be paid within 60 days after such change in control. The maximum dollar amount to be earned under the Plan by a participant with respect to a performance period shall not exceed $3,500,000.

        Under the Plan, net earnings is defined as the Company's earnings from continuing operations after taxes excluding (i) extraordinary items under generally accepted accounting principles ("GAAP"), (ii) restructuring and/or other nonrecurring charges; (iii) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings; (iv) the effects of changes to GAAP required by the Financial Accounting Standards Board; (v) the effects to any statutory adjustments to corporate tax rates; and (vi) any other unusual, non-recurring gain or loss or other extraordinary item.

        Transferability.    The rights of participants under the Plan are not transferable other than upon the participant's death by will or the laws of descent and distribution.

        Administration.    The Plan shall be administered by a committee, or in certain cases its delegate, designated by the Board of Directors consisting solely of two or more members of the Board each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee has been designated by the Board for this purpose. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

        Amendment and Termination.    The Committee, subject to the approval of the Board where required, may alter, amend, suspend or terminate the Plan at any time, but any amendment to the Plan shall be approved by the Company's shareholders if approval is necessary for annual bonuses to continue qualifying as performance-based compensation under Section 162(m) of the Code. No action to alter, amend, suspend or terminate the Plan may adversely affect the rights of a participant with an already outstanding award without the consent of the participant.

        Certain Federal Income Tax Consequences.    All amounts paid pursuant to the Plan constitute taxable income to the employee when received. If a participant elects to defer a portion of the award, the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, the Company will be entitled to a federal income tax deduction when amounts paid under the Plan are included in employee income. Subject to stockholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.

        As stated above, the Plan is being submitted for shareholder approval at the 2006 Annual Meeting so that payments under the Plan can qualify for deductibility by the Company under Section 162(m) of the Code. However, shareholder approval of the Plan is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the Plan to qualify for the performance based compensation exemption under Section 162(m) of the Code, and submission of the Plan to shareholder approval should not be viewed as a guarantee that all amounts paid under the Plan will in practice be deductible by the Company.

        The foregoing is only a summary of the effect of federal income taxation upon employees and the Company with respect to amounts paid pursuant to the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

  The Board of Directors recommends a vote for the approval of the plan.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors has tentatively appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2006, subject to reaching agreement with respect to fees for the engagement. PricewaterhouseCoopers LLP has been the Company's independent auditors since 1968. Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the shareholders a proposal to ratify the appointment of PricewaterhouseCoopers LLP and recommends a vote in favor of such ratification. It is not expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting.

        The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

INDEPENDENT AUDITOR FEES AND SERVICES

        The following table sets forth the approximate aggregate fees billed by PricewaterhouseCoopers, the Company's independent registered public accounting firm, for professional services in 2005 and 2004.

	2005	2004
Audit Fees(1)	$487,548	$684,415
Tax Fees(2)	412,647	218,715
Audit related fees(3)	—	308,891
All Other Fees(4)	3,731	—

(1)
The fees in this category were for services rendered in connection with the annual audit and internal control review.

(2)
The fees in this category were for services rendered for tax compliance, tax consulting, and tax planning.

(3)
The fees in this category were for services related to the acquisition of Concord Confections.

(4)
The fees in this category represent payments for a license to use software relating to accounting rules and regulations.

        All audit, audit-related services, tax and other services provided by PricewaterhouseCoopers to the Company are pre-approved by the Audit Committee pursuant to a pre-approval policy adopted by the Audit Committee. Pursuant to that Policy, the Audit Committee may delegate pre-approval to one or more of its members, provided that any member to whom any such authority is delegated shall report any pre-approval of services to the full Audit committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2005. The Audit Committee has discussed with the Company's independent registered public accounting firm, which is responsible for expressing opinions on (a) the conformity of the Company's audited financial statements with generally accepted accounting principles, and (b) the Company's internal control over financial reporting, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company's financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent registered public accountants the firm's independence from management and the Company.

        In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

        As stated in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent registered public accounting firm and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and i n conformity with generally accepted accounting principles, and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

        The foregoing report has been approved by the Audit Committee, the members of which are:

    Richard P. Bergeman, Chairman
    Lana Jane Lewis-Brent
    Barre A. Seibert

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy materials for the 2007 Annual Meeting of Shareholders, any shareholder proposals should be addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President, and must be received no later than November 24, 2006. In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2006 Annual Meeting of Shareholders may consider shareholder proposals or nominations brought by a shareholder of record on March 10, 2006, who is entitled to vote at the 2006 Annual Meeting of Shareholders and who has given the Assistant Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2006 Annual Meeting of Shareholders must have been received by the Assistant Corporate Secretary on or after January 31, 2006 and on or prior to March 2, 2006. The Assistant Corporate Secretary did not receive notice of any shareholder proposals or nominations relating to the 2006 Annual Meeting of Shareholders. The 2007 Annual Meeting of Shareholders is expected to be held on May 7, 2007. A shareholder proposal or nomination intended to be brought before the 2007 Annual Meeting of Shareholders must be received by the Assistant Corporate Secretary on or February 6, 2007 and on or prior to March 8, 2007.

        Shareholders may communicate to the Board of Directors or any individual director in writing, by regular mail, addressed to the Board of Directors or an individual director, care of Tootsie Roll

Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President. Mrs. Gordon and her staff will compile any such communications and relay them to the applicable Board member or members.

GENERAL

        The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2005 is being mailed herewith.

        A copy of the Company's 2005 Annual Report on Form 10-K without exhibits may be obtained without charge upon written request to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: G. Howard Ember Jr., Vice President/Finance and Assistant Secretary. A reasonable charge will be made for requested exhibits.

By Order of the Board of Directors G. Howard Ember Jr. Assistant Secretary

Chicago, Illinois
March 24, 2006

Appendix A

TOOTSIE ROLL INDUSTRIES, INC.
Management Incentive Plan

        SECTION 1. PURPOSE: The purpose of the Tootsie Roll Industries, Inc. Management Incentive Plan is to advance the interests of Tootsie Roll Industries, Inc. and its shareholders by providing performance-based incentives to certain employees of Tootsie Roll Industries, Inc. and its Affiliates (as hereinafter defined).

        SECTION 2. EFFECTIVE DATE: This Plan will become effective as of January 1, 2006, subject to the approval of the shareholders at the Annual Meeting to be held on May 1, 2006. The Plan shall remain in effect until terminated pursuant to Section 17 of the Plan.

        SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

  a)
  "Affiliate" shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

  b)
  "Award" shall mean, for any Performance Period, an award entitling a Participant to receive incentive compensation subject to the terms and conditions of the Plan.

  c)
  "Board of Directors" or "Board" shall mean the board of directors of the Company.

  d)
  "Change in Control" shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Notice 2005-1, proposed regulations under Section 409A of the Code or further regulations or guidance issued by the Department of the Treasury or the Internal Revenue Service.

  e)
  "CEO" shall mean the Chief Executive Officer of the Company.

  f)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

  g)
  "Committee" shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

  h)
  "Company" shall mean Tootsie Roll Industries, Inc., a Virginia corporation.

  i)
  "Covered Employee" shall mean the CEO and each other executive of the Company who the Committee determines, in its discretion, is or may be a "covered employee" within the meaning of Section 162(m) of the Code for the fiscal year at issue.

  j)
  "Eligible Employee" shall mean all officers and other key employees of the Company and its Affiliates.

  k)
  "Maximum Amount" shall mean $3,500,000.

  l)
  "Net Earnings" shall mean the Company's earnings from continuing operations after taxes excluding (i) extraordinary items under generally accepted accounting principles ("GAAP"), (ii) restructuring and/or other nonrecurring charges; (iii) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings; (iv) the effects of changes to GAAP required by the Financial Accounting Standards Board; (v) the effects to any statutory adjustments to corporate tax rates; and (vi) any other unusual, non-recurring gain or loss or other extraordinary item.

  m)
  "Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan for a Performance Period pursuant to Section 5.

  n)
  "Performance Goal" shall mean Net Earnings of greater than $35,000,000 during a Performance Period.

  o)
  "Performance Period" shall mean the Company's fiscal year or such other period (which may be longer or shorter than a fiscal year) as determined by the Committee.

  p)
  "Plan" shall mean the Tootsie Roll Industries, Inc. Management Incentive Plan, as amended and restated from time to time.

        SECTION 4. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant and administer Awards to Participants who are not Covered Employees.

        SECTION 5. ELIGIBILITY: The Committee shall designate which Eligible Employees will be Participants in the Plan for a particular Performance Period.

        SECTION 6. AWARDS:

  a)
  The Committee may make Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

  b)
  Within 90 days after the commencement of each Performance Period (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select which Covered Employees will be Participants for such Performance Period.

  c)
  Upon the attainment of the Performance Goal with respect to any Performance Period, certified, in writing, prior to payment of any Award, each Covered Employee shall be deemed to have earned a payment equal to the Maximum Amount or such lesser amount, including zero, the Committee determines in its discretion; provided, however, that the Committee may not increase the amount of such Award or waive the achievement of the Performance Goal, except as the Committee may provide for certain events, including but not limited to death, disability, or a Change in Control of the Company.

        SECTION 7. PAYMENT OF AWARDS:

  a)
  Payment under this Plan shall be made in a lump sum or installments in cash as determined by the Committee, no later than the 15th day of the third month following the end of the Performance Period, unless the payment is subject to a deferral under a deferred compensation plan that the Company may establish for such purpose.

  b)
  Payment under this Plan with respect to a specific Performance Period requires that the Participant be an active employee on the Company's or its Affiliate's payroll on the first business day following the last day of the applicable Performance Period, subject to the Committee waiving this vesting requirement in the event of a Change in Control or the Participant's death, disability or retirement.

  c)
  Amounts, if any, payable under the Plan with respect to the Performance Period in which a Change in Control occurs, as determined in the Committee's sole discretion, shall be paid within 60 days after such Change in Control.

  d)
  Notwithstanding the foregoing, the Committee may in its sole discretion retroactively adjust amounts paid to Participants when the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement, regardless of whether the restatement resulted from the participant's misconduct. The Company shall be entitled to recover the amount that the Committee determines in good faith to have been inappropriately received by Participants from amounts payable to them by the Company under any compensatory program, plan, agreement or arrangement or directly from any such Participant.

        SECTION 8. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with an Award, including, but not limited to, withholding cash or Common Stock due or to become due with respect to an Award.

        SECTION 9. NO RIGHT TO AWARDS: No employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

        SECTION 10. NO RIGHT TO EMPLOYMENT: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. The Company may at any time terminate an employee's employment free from any liability or any claim under the Plan, unless otherwise provided in the Plan.

        SECTION 11. SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

        SECTION 12. NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        SECTION 13. HEADINGS: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

        SECTION 14. NONASSIGNABILITY: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.

        SECTION 15. FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

        SECTION 16. INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company's legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

        SECTION 17. TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless such action is approved by the shareholders of the Company. Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the Participant to whom a payment under an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award.

        SECTION 18. INTERPRETATION: It is the intent of the Company that Awards made to Covered Employees shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m) of the Code. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or an Award is intended to but does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements. In the event that the Company's stockholders approve the Plan, no additional disclosure or approval of the Performance Goal is required pursuant to Treasury Regulation Section 1.162(m)-27(e)(4)(vi) unless the Committee changes the material terms of the Performance Goal.

        SECTION 19. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflict of laws.

Board of Directors recommends a vote FOR the Board of Director's nominees and FOR the Proposals listed below.	Please mark your vote as indicated in this example.	☒

(1)- Election of Directors: Melvin J. Gordon, Ellen R. Gordon, Lana Jane Lewis-Brent, Barre A. Seibert. Richard P. Bergeman.
FOR all nominees listed above (except as marked to the contrary above)	WITHHOLD AUTHORITY to vote for all nominees listed above		(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)	(3)-	Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the fiscal year 2006.
☐	☐				FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)- Approve the Tootsie Roll Industries, Inc. Management Incentive Plan.				(4)-	In their discretion, transact any other business that may properly come before such meeting.
FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature	Signature	Date

Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. If shares are held jointly, both shareholders should sign.

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PROXY

TOOTSIE ROLL INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of TOOTSIE ROLL INDUSTRIES, INC. (the "Company") hereby appoints ELLEN R. GORDON, MICHAEL L. SOFFIN and ROBERT A. GOULDIN, and each of them, as the undersigned's proxies (with the power of substitution) to vote all the shares of Common Stock and /or Class B Common Stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders of such Company to be held on May 1, 2006, at 9:00 A.M. (EDST) and any adjournment thereof, on the matters set forth on the reverse side hereof.

        This Proxy will be voted in accordance with instructions specified on the reverse side, but in the absence of any instructions will be voted "FOR" Items (1), (2) and (3). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The undersigned hereby revokes any proxy heretofore given.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
A RETURN ENVELOPE IS ENCLOSED.

Address Change/Comments (Mark the corresponding box on the reverse side)

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QuickLinks

SOLICITATION OF PROXIES
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY CERTAIN BENEFICIAL OWNERS
Compensation Committee Interlocks and Insider Participation
Certain Relationships And Related Transactions
Performance Graph
PROPOSAL 2 APPROVAL OF THE TOOTSIE ROLL INDUSTRIES, INC. MANAGEMENT INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT AUDITOR FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
GENERAL